REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

To the Shareholders and Board of Trustees of The Advisors Inner Circle Fund

In planning and performing our audits of the
financial statements of AlphaOne Micro Cap Equity
Fund, AT Disciplined Equity Fund, AT Income
Opportunities Fund, AT Mid Cap Equity Fund, Edgewood
Growth Fund, FMC Select Fund, FMC Strategic Value
Fund, Haverford Quality Growth Stock Fund, LSV
Conservative Value Equity Fund, LSV Small Cap Value
Fund, LSV Value Equity Fund, LSV U.S. Managed
Volatility Fund, LSV Global Managed Volatility Fund,
LSV Global Value Fund, Sands Capital Global Growth
Fund, Thomson Horstmann & Bryant Microcap Fund,
Thomson Horstmann & Bryant Small Cap Value Fund,
Westwood Dividend Growth Fund, Westwood Emerging
Markets Fund, Westwood Global Dividend Fund,
Westwood Global Equity Fund, Westwood Income
Opportunity Fund, Westwood LargeCap Value Fund,
Westwood Market Neutral Income Fund, Westwood MLP
and Strategic Energy Fund, Westwood Opportunistic
High Yield Fund, Westwood Short Duration High Yield
Fund, Westwood SmallCap Value Fund, Westwood SMidCap
Fund, Westwood SMid Cap Plus Fund, Westwood
Strategic Global Convertibles Fund and Westwood
Worldwide Income Opportunity Fund (thirty-two of the
series constituting The Advisors Inner Circle Fund
(the Trust)) as of and for the year ended October
31, 2015, in accordance with the standards of the
Public Company Accounting Oversight Board (United
States), we considered the Trusts internal control
over financial reporting, including controls over
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of
expressing our opinions on the financial statements
and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion on
the effectiveness of the Trusts internal control
over financial reporting.  Accordingly, we express
no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.  A companys
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.  A companys internal control
over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of
the assets of the company; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the company are being made only in
accordance with authorizations of management and
directors of the company; and (3) provide reasonable
assurance regarding prevention or timely detection
of unauthorized acquisition, use or disposition of a
companys assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect misstatements.  Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or that
the degree of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.  A material weakness is a deficiency,
or a combination of deficiencies, in internal
control over financial reporting, such that there is
a reasonable possibility that a material
misstatement of the companys annual or interim
financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Trusts internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trusts
internal control over financial reporting and its
operation, including controls over safeguarding
securities, that we consider to be a material
weakness as defined above as of October 31, 2015.
This report is intended solely for the information
and use of management and the Board of Trustees of
the Trust and the Securities and Exchange Commission
and is not intended to be and should not be used by
anyone other than these specified parties.
	/s/Ernst & Young LLP

Philadelphia, Pennsylvania
December 28, 2015



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